EXHIBIT 99.1

Chemours Announces Settlement Agreement with State of Ohio

Agreement resolves the State's multiple PFAS-related claims.

Wilmington, Del., November 29, 2023 – The Chemours Company (“Chemours”) (NYSE: CC), a global chemistry company with leading market positions in Titanium Technologies, Thermal & Specialized Solutions, and Advanced Performance Materials, today announces that it, along with DuPont de Nemours, Inc. (“DuPont”) (NYSE: DD) and Corteva, Inc. (NYSE: CTVA), have reached settlement agreement with the State of Ohio for $110 million to resolve claims associated with the manufacture and sale of per- and polyfluoroalkyl substances (PFAS).

The agreement resolves the State’s claims relating to releases of PFAS from the companies’ facilities including the Washington Works facility located along the Ohio-West Virginia border. The agreement also resolves claims relating to the manufacture and sale of PFAS-containing products and the State’s claims related to aqueous film-forming foam (“AFFF”). Of the $110 million total payment, 80% will be allocated by the State for conduct related to discharges from Washington Works, and the remaining 20% for other PFAS claims statewide, including AFFF.

Consistent with the binding Memorandum of Understanding (MOU) between Chemours, DuPont, and Corteva agreed in January 2021, Chemours will be responsible for 50% of the settlement costs, or $55 million, with DuPont and Corteva responsible for the remaining 50%.

Chemours believes this settlement furthers its objective to manage and resolve legacy liabilities, consistent with our MOU framework in coordination with DuPont and Corteva.

About The Chemours Company

The Chemours Company (NYSE: CC) is a global leader in Titanium Technologies, Thermal & Specialized Solutions, and Advanced Performance Materials providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. We deliver customized solutions with a wide range of industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration and air conditioning, transportation, semiconductor and consumer electronics, general industrial, and oil and gas. Our flagship products are sold under prominent brands such as Ti-Pure™, Opteon™, Freon™, Teflon™, Viton™, Nafion™, and Krytox™. The company has approximately 6,600 employees and 29 manufacturing sites serving approximately 2,900 customers in approximately 120 countries. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC.

For more information, we invite you to visit chemours.com or follow us on Twitter @Chemours or LinkedIn.

EXHIBIT 99.1

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate”, “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the settlement with the State of Ohio. Factors that could cause or contribute to these differences include, but are not limited to: final court approval of the settlement. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Further lists and descriptions of risks and uncertainties can be found in Chemours' filings with the U.S. Securities and Exchange Commission, including in Chemours’ annual report on Form 10-K for the year ended December 31, 2022, and Chemours’ subsequent reports on Form 10-Q and Form 8-K. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Chemours’ consolidated financial condition, results of operations, credit rating or liquidity. Chemours does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

CONTACTS:

INVESTORS

Brandon Ontjes

VP, Financial Planning & Analysis and Investor Relations

+1.302.773.3300

investor@chemours.com

Kurt Bonner
Manager, Investor Relations
+1.302.773.0026
investor@chemours.com

NEWS MEDIA
Cassie Olszewski

Manager, Media Relations & Financial Communications

+1.302.219.7140

media@chemours.com